IVANHOE ELECTRIC INC.
(the “Company”)
2022 LONG TERM INCENTIVE PLAN
PERFORMANCE SHARE UNIT AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the 2022 Long Term Incentive Plan (the “Plan”) shall have the same defined meanings in this Performance Share Unit Award Agreement (this “Agreement”).
I.NOTICE OF PERFORMANCE SHARE UNIT GRANT

Participant:	[ ]

Grant Date:	[ ]

Total Number of Performance Share Units (“PSUs”):	Target No. of Performance Share Units: [___________] Maximum No. of Performance Share Units: [___________]

Performance Period:	The “Performance Period” for this award is January 1, [●] through December 31, [●].
Vesting Conditions:
The number of PSUs that will vest pursuant to this Agreement is determined by the Company’s performance, as measured by Relative Total Shareholder Return, and subject to the Participant’s continuous service with the Company or a Subsidiary through the end of the Performance Period, except as otherwise provided for in this Agreement.
Relative Total Shareholder Return
• To be calculated based on the Company’s total shareholder return ("IE TSR”) over the Performance Period relative to the total shareholder return of the constituents of the S&P/TSX Equal Weight Global Base Metals Index (“Peer TSR”) over the Performance Period.
• “IE TSR” means the total shareholder return of the Company, calculated in the manner determined by the Board, based on the appreciation in the price of the applicable securities on the NYSE American (or, if the Company’s Shares cease to be traded on the NYSE American prior to the end of the Performance Period, such other trading market as may be determined by the Board, or if the Shares cease to be traded on any trading market, based on the fair market value as determined by the Board) during the Performance Period, plus the value of any distributions or dividends on such securities during the Performance Period (which shall be deemed to have been reinvested in additional securities effective on the distribution or dividend date based on the closing price of such securities for purpose of measuring IE TSR). The starting IE TSR will be calculated using the 40-trading day trailing volume weighted average price of the shares on the NYSE American on the first day of the Performance Period, and the ending IE TSR will be calculated using the 40-trading day trailing volume weighted average price of the shares on the NYSE American on the last day of the Performance Period.

• “Peer TSR” means the total shareholder return of the respective S&P/TSX Equal Weight Global Base Metals Index constituents, calculated in the manner determined by the Board, based on the appreciation in the price of the applicable securities on the relevant listing as used by the Index during the Performance Period, plus the value of any distributions or dividends on such securities during the Performance Period (which shall be deemed to have been reinvested in additional securities effective on the distribution or dividend date based on the closing price of such securities for purpose of measuring Peer TSR). The starting Peer TSR will be calculated using the 40-trading day trailing volume weighted average price of the shares of the respective S&P/TSX Equal Weight Global Base Metals Index constituents on the first day of the Performance Period, and the ending Peer TSR will be calculated using the 40-trading day trailing volume weighted average price of the shares of the respective S&P/TSX Equal Weight Global Base Metals Index constituents on the last day of the Performance Period.
• For a company to be included as a peer for relative TSR calculation purposes, it must be a constituent of the S&P/TSX Equal Weight Global Base Metals Index for the entirety of the Performance Period. For clarity, if a company is added to the S&P/TSX Equal Weight Global Base Metals Index after the beginning of the Performance Period, or is removed from the S&P/TSX Equal Weight Global Base Metals Index prior to the end of the Performance Period, it will not be included for relative TSR comparison purposes.
• In determining the Company’s share price and those of the constituents of the S&P/TSX Equal Weight Global Base Metals Index at the beginning and end of the Performance Period, a forty-day (40) trailing volume weighted average price will be used.
• The Performance Multiplier will have a range of 0x to 2x for the performance levels as set out in the table below:

Relative TSR Performance Levels	Performance Multiplier
75th percentile IE TSR or higher versus Index constituents (Peer TSR)	2x (Maximum Number of PSUs)
50th percentile IE TSR versus Index constituents (Peer TSR)	1x (Target Number of PSUs)
Below 25th percentile IE TSR versus Index constituents (Peer TSR)	0x
The Performance Multiplier for Relative TSR between the numbers set out above is interpolated on a linear basis. The Board may apply additional adjustments to the Performance Multiplier in extreme circumstances where the outcome is inconsistent with the intent of the Plan.
Notwithstanding the previous paragraph, if the Participant experiences a Termination of Service (as defined in the Plan) prior to the end of the Performance Period, then the PSUs subject to this Agreement shall vest as follows:
(a)Termination Without Cause. If the Company terminates the Participant’s employment without Cause prior to a Change in Control (as both terms are defined in the Participant’s employment agreement) before the end of the Performance Period, a pro rata number of PSUs shall vest at the end of the Performance Period. The pro rata number will be calculated by multiplying the total number of earned PSUs by a fraction, the numerator of which is the total number of days beginning on the Grant Date and ending on the termination date or, if applicable, on the final day of any legally-required notice period, and the denominator of which is the number of days in the Performance Period. The actual number of PSUs vested will be determined by the actual Performance Multiplier achieved at the end of the Performance Period measured in accordance with the performance criteria set out in the Vesting Conditions;
(b) Death. If the Participant terminates employment due to death prior to the end of the Performance Period, the Participant will vest in the Target number of PSUs on the date of termination;
(c) Disability. If the Participant terminates by reason of Disability (as defined in the Participant’s employment agreement) prior to the end of the Performance Period, the Participant will vest in the Target number of PSUs on the date of termination;
(d) Change in Control. If the Company terminates the Participant’s employment without Cause or the Participant terminates his employment for Good Reason (as each are defined in the Participant’s employment agreement) in either event within 12 months of a Change in Control, the Participant will vest in the Target number of PSUs on the date of termination;
(e) Termination for Cause. If the Company terminates the Participant’s employment with Cause (as defined in the Participant’s employment agreement) before the end of the Performance Period, all PSUs that have not vested on or prior to the date of termination or within a notice period of up to six months following the date of termination, will be automatically forfeited by the Participant without payment of any consideration therefor.
Upon the Participant’s Termination of Service for reasons other than those specified in paragraphs (a)-(d) above: (i) all PSUs which have not vested prior to or in connection with such Termination of Service or applicable notice period thereafter as provided herein, shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder; and (ii) no PSUs which have not vested as of the date on which the Participant incurs a Termination of Service shall thereafter become vested except within a legally-required notice period following the Participant’s Termination of Service.
II. AGREEMENT

1.Grant of PSUs. The Administrator hereby grants to the Participant, effective as of the Grant Date set forth in this Agreement, an award of PSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration. Subject to Article 12 of the Plan, in the event of a conflict between the Plan and this Agreement, the terms and conditions of the Plan shall prevail.
2.Unsecured Obligation to PSUs. Unless and until the PSUs have vested in the manner set forth herein, the Participant will have no right to receive Common Stock under any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting Conditions. Subject to Section 5 hereof, the PSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the Vesting Conditions set forth in this Agreement (rounding down to the nearest whole Share). In the event of any Change in Control (as defined in the Plan), the PSUs may, in the discretion of the Administrator, (i) be terminated, which may be in exchange for cash or property, provided that payment is made for vested and unvested PSUs, (ii) be assumed or substituted by the successor corporation or otherwise continued in full force and effect pursuant to the terms of the Change in Control or other transaction, or (iii) be subject to accelerated vesting on such terms and conditions as the Administrator determines.
4.Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.
5.Issuance of Common Stock upon Vesting.
(a)As soon as administratively practicable following the vesting of any PSUs pursuant to Section 3 hereof, but in no event later than March 15 of the year following the year in which the Performance Period ends, the Company shall deliver to the Participant a number of Shares equal to the number of vested PSUs, as determined by the actual Performance Multiplier achieved at the end of the Performance Period measured in accordance with the performance criteria set out in the Vesting Conditions.
(b)As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the PSUs. The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Performance Share Units or the issuance of Shares.
6.Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.4 of the Plan.
7.Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.
8.PSUs Not Transferable. The PSUs shall be subject to the restrictions on transferability set forth in Section 10.3 of the Plan.
9.Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.
10.Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

11.Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the PSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.
12.Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.
13.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
14.Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.
15.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 9 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
16.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
17.No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE AND VESTING CONDITIONS HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS PSU, OR ACQUIRING SHARES HEREUNDER. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE AND VESTING CONDITIONS SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE PERFORMANCE PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

18.Entire Agreement. The Plan and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
19.Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
20.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Common Share as a general unsecured creditor with respect to PSUs, as and when payable hereunder.A copy of the Company’s Clawback Policy (the “Clawback Policy”) has been made available to the Participant and is posted on Company’s website. As a condition to the grant of Performance Share Units hereunder, the Participant hereby agrees that the Participant’s Performance Share Units and any Shares issued and payments made thereunder are subject to the terms of the Clawback Policy.
A copy of the Company’s Clawback Policy (the “Clawback Policy”) has been made available to the Participant and is posted on Company’s website. As a condition to the grant of Performance Share Units hereunder, the Participant hereby agrees that the Participant’s Performance Share Units and any Shares issued and payments made thereunder are subject to the terms of the Clawback Policy. The Participant acknowledges receipt of a copy of the Plan and represents that they are familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Agreement. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated below.
21.Restricted Stock Units. For purposes of the Plan, the terms Performance Share Unit and PSU, as used herein, shall mean a Restricted Stock Unit that is subject to Performance Criteria.

Signature on Following Page

PARTICIPANT	IVANHOE ELECTRIC INC.

Name:	Name:
Residential Address:	Title: